                                                                Exhibit 10(j)(i)


                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT ("AGREEMENT") is made as of the 22nd day of January, 2007 by and between MALOY RISK SERVICES, INC., a New Jersey corporation having its principal place of business at 100 Village Blvd., Suite 200, Princeton, NJ 08540 (the "SELLER"), and COVER-ALL TECHNOLOGIES INC., a Delaware corporation having its principal place of business at 55 Lane Road, Fairfield, New Jersey 07004 (the "PURCHASER").

                                    RECITALS:

         WHEREAS, Seller is engaged in the business of insurance brokerage services;

         WHEREAS, in connection with its business, Seller has designed, developed and implemented in its office certain software to address certain front-office needs for brokers and agents in the insurance industry (the "SOFTWARE");

         WHEREAS, Seller desires to sell and Purchaser desires to purchase all of Seller's right, title and interest in and to the Assets (as defined below), including the Software, all under the terms and conditions as hereinafter set forth, and Purchaser desires to develop further the Software and integrate the Software into the base solution set of Purchaser's My Insurance Center (MIC) software suite (the "BASE MIC SOFTWARE"); and

         WHEREAS, in connection with the sale of the Assets by Seller to Purchaser, the parties hereto are entering into (a) a License Agreement, dated as of the date hereof, in substantially the form annexed hereto as EXHIBIT A (the "LICENSE AGREEMENT"), pursuant to which, among other things, Purchaser shall license to Seller, and Seller shall have the right to use, the Base MIC Software, and (b) a Commission and Services Agreement, dated as of the date hereof, in substantially the form annexed hereto as EXHIBIT B (the "COMMISSION AGREEMENT"), pursuant to which, among other things, Seller shall be entitled to receive certain payments in respect of the licensing of the Base MIC Software by Purchaser to third parties,

         NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and representations of the parties and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be bound, hereby agree as follows:

         1. SALE OF ASSETS. Seller hereby agrees to sell, transfer, assign, convey and deliver to Purchaser, on the Closing Date (as defined in Section 8 below), for the consideration hereinafter provided, all of Seller's right, title and interest in and to the assets specified on SCHEDULE 1 hereto (hereinafter, the "ASSETS") free and clear from any and all liens, claims, charges or encumbrances of any kind. If and to the extent Seller acquires, develops or otherwise comes into possession of rules or metadata relating to or associated with the Software after the Closing, Purchaser shall be entitled to purchase such rules or metadata relating to or associated with the Software from Purchaser for a price and upon such terms no less favorable than those which would be provided to any other party by Seller. Seller shall notify Purchaser promptly in the event Seller acquires, develops or otherwise comes into possession of rules or metadata relating to or associated with the Software after the Closing.

         2. NON-ASSUMPTION OF LIABILITIES. Other than with respect to those liabilities identified on SCHEDULE 2 which Purchaser agrees to assume (the "ASSUMED LIABILITIES"), Seller shall be and remain solely liable and responsible for all debts, obligations, duties, litigation, actions and liabilities of Seller arising from or related to the Assets, which were caused or arose prior to the Closing, and Purchaser does not and shall not assume, agree to pay or pay any debts, obligations, duties, litigation, actions or liabilities of any nature of the Seller, regardless of whether any such debt, obligation, duty, litigation, action or liability arises under any contract, agreement, practice, arrangement, statute, law, ordinance, rule, regulation or otherwise, and nothing in this Agreement is intended or shall be construed to the contrary.

         3. PURCHASE PRICE. The total purchase price for the Assets and the assumption of the Assumed Liabilities shall be one dollar ($1.00) (the "PURCHASE PRICE").

         4. RISK OF LOSS. Seller assumes all risk of destruction, loss, impairment or damage to the Assets through the conclusion of Closing. In the event of a material destruction, loss, impairment or damage to the Assets or any part thereof, Purchaser shall have the right, at its election, to either (i) complete the purchase, in which event Purchaser shall be entitled to all proceeds collectible by reason of such loss or damage or a reduction in the Purchase Price to reflect such impaired value, or (ii) terminate this Agreement, which shall be in lieu of any other right or remedy whatsoever. In the latter event, all parties shall be released from liability hereunder.

         5. COVENANTS, REPRESENTATIONS AND WARRANTIES.

            (a) BY SELLER. Seller hereby covenants, represents and warrants to Purchaser the following as of the date of this Agreement and as of the Closing Date, with the knowledge that Purchaser is purchasing the Assets in full reliance thereon:

                (i) ORGANIZATION AND AUTHORITY. That Seller is a duly organized and validly existing corporation in good standing under the laws of the State of New Jersey and in each other jurisdiction in which its business is conducted, except in such other jurisdictions where the failure to so qualify would not have a Material Adverse Effect, as hereinafter defined, and has the full power and authority to carry on its business, to own, lease and operate its properties and assets, to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. "MATERIAL ADVERSE EFFECT" is defined as a material adverse effect on the business, assets or results of operations of the Seller.

                (ii) AUTHORIZATION. That this Agreement has been duly and valid executed by Seller, the execution and delivery of this Agreement have been duly authorized by the Seller, and no further action of any nature is required pursuant to Seller's certificate of incorporation and bylaws or other governing documents in order to consummate the transactions contemplated by this Agreement;

                (iii) BINDING OBLIGATION. That this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy or general equitable principles;

                (iv) TITLE. That Seller is the owner of, and has good and marketable title to, the Assets, free and clear of and from any liens, security interests, mortgages, charges and encumbrances of every kind, nature and description; and, upon consummation of the transaction that is the subject of this Agreement in accordance with the terms hereof, Purchaser will be vested with good and marketable title to all of the Assets free and clear of any liens, security interests, mortgages, charges or encumbrances of any kind, nature or description;

                (v) NO PENDING ACTIONS. That there is no action pending, contemplated or threatened which could result in an avoidance of any term or condition hereunder or create any liability on the part of Purchaser for actions or operations of Seller or impair the Assets in any way, and there is no action pending or contemplated against third parties alleging any infringement of Seller's intellectual property or proprietary rights in the Assets;

                (vi) NO CONFLICTS. That neither the execution and delivery of this Agreement nor its performance will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws or other governing documents of Seller, or any contract, agreement, mortgage, trust, deed, note, bond, indenture or other instrument or obligation of any nature to which Seller is a party or by which Seller or any of the Assets is bound, or result in the creation or imposition of any lien, mortgage, charge or encumbrance, or give to others any interest or right in any of the Assets in each case, that would cause a Material Adverse Effect. The execution, delivery and performance of this Agreement by Seller does not require the consent, approval or waiver of rights by, or the authorization, order of or filing with, any person, entity or governmental authority;

                (vii) TAXES PAID. That Seller has paid all relevant income, social security, withholding, sales, unemployment insurance and other taxes and fees relating to its business and the Assets through the date hereof; and that Seller has properly filed all required tax returns as provided by law;

                (viii) OWNERSHIP. Without limiting the generality of the foregoing Section 5(a)(iv), that Seller has the right to use, without payment or other obligation to any third party, all of the Assets; that none of the Assets infringes on or misappropriates any of the intellectual property or proprietary rights of any third party; that Seller is not a party to any suit, action or proceeding that involves a claim of infringement or misappropriation of any of the intellectual property or proprietary rights of any third party; and that, to Seller's knowledge, Seller has not received any notice or threat alleging any such claim of infringement or misappropriation;

                (ix) NO OTHER AGREEMENTS. That there are no written or oral contracts, commitments, agreements or other contractual obligations (including employment contracts or pension or profit sharing plans) to which Seller is a party and which could become the obligation of Purchaser upon Closing;

                (x) NO LIABILITIES. That Seller has no liabilities of any kind with respect to the Assets, and, to Seller's knowledge, there is no basis for the assertion of any claim or liability of any nature against Seller with respect to the Assets; and

                (xii) COMPLIANCE. That the Software shall be in compliance with all applicable laws, rules and regulations as of the date of the delivery thereof.

            (b) BY PURCHASER. Purchaser hereby covenants, represents and warrants to Seller the following, with the knowledge that Seller is selling the Assets in full reliance thereon:

                (i) ORGANIZATION AND AUTHORITY. That Purchaser is a duly organized and validly existing corporation in good standing under the laws of Delaware, is authorized to do business in each other jurisdiction in which its business is conducted, and has the full corporate power to carry on its business, to own and operate its properties and assets, to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

                (ii) AUTHORIZATION. That the execution and delivery of this Agreement have been duly authorized by the Purchaser, and no further corporate action of any nature is required pursuant to Purchaser's organizational documents in order to consummate the transactions contemplated by this Agreement;

                (iii) BINDING OBLIGATION. That this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable equitable or bankruptcy principles; and

                (iv) NO PENDING ACTIONS. There is no action pending or contemplated which could result in an avoidance of any term or condition hereunder or create any liability on the part of Seller for actions or operations of Purchaser occurring prior to the date hereof.

         6. MIGRATION AND INTEGRATION OF THE SOFTWARE. (a) Following the Closing, Purchaser shall migrate the Software to the version of Oracle and Oracle Application Server currently in use by Purchaser and integrate the Software into the base solution set, including security, of Purchaser's My Insurance Center (MIC) software suite.

            (b) Seller acknowledges and agrees that continued improvements in and to and migration and integration of the Software is required and that from time to time Purchaser will require technical input and expertise from Seller to complete such efforts. Accordingly, upon Purchaser's reasonable request, Seller shall provide such technical input and expertise to Purchaser related to the Software.

            (c) The parties hereby agree that all or any portion of the Base MIC Software and design documents, flow charts and all other related development documents used in connection with or as a result of the migration or integration of the Software with and into the Base MIC Software, and all patents and copyrights to each of the items therein, shall be the exclusive property of Purchaser. Neither Seller nor any of its agents, subcontractors or consultants shall have any ownership interest in the Base MIC Software or such documents. To the extent there is any doubt as to the lawful ownership of the Base MIC Software, or any part of it, the parties agree that the Base MIC Software, and the related documents, shall be considered a "work for hire" for the benefit of Purchaser and any of its assigns pursuant to this Agreement. Upon Purchaser's reasonable request, Seller shall execute documents, including, but not limited to, copyright assignment documents, and perform such acts as may be deemed necessary or advisable to confirm in Purchaser all right, title and interest of Seller in and to the Base MIC Software, and related documents, including all patent applications, patents and copyrights thereon, and to enable and assist Purchaser in procuring, maintaining, enforcing and defending patents, copyrights and other applicable statutory protection on the Base MIC Software and related documents. Seller shall enter into any and all necessary or desired agreements with its employees, subcontractors and agents who perform services under this Agreement or any other agreement contemplated hereby and to take any and all other reasonable and necessary measures to effect such complete ownership of the Base MIC Software in Purchaser. Seller irrevocably waives and relinquishes, for itself and its employees and agents, any claims of Moral Rights (as such term is defined in the Commission Agreement) with respect to any and all uses of the Base MIC Software and related documents, and Seller will take all reasonable actions, including taking legal action against such employees or agents, to ensure that neither it nor its employees/agents shall assert any such claims with respect to such Moral Rights.

         7. INDEMNIFICATION.

            (a) BY SELLER. Seller agrees to defend, indemnify and hold Purchaser (as well as its officers, directors, shareholders, employees and agents) harmless against and in respect of any and all actions, suits, proceedings, demands, liabilities, judgments, costs and expenses (including, but not limited to, reasonable attorneys' fees and court costs) (collectively, "LOSSES") relating to: (a) all liabilities and obligations of, or claims against, Seller that are not specifically assumed by Purchaser hereunder; (b) any and all liabilities, obligations or claims arising out of or resulting from Seller's operation of its business or the Assets prior to Closing as well as any post-Closing claims related to the Assets' infringement or alleged infringement of a third parties' intellectual property or proprietary rights prior to Closing; (c) Seller's breach of any covenants, representations, warranties or agreements set forth herein, or any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Purchaser pursuant to this Agreement; and (d) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including, but not limited to, court costs and reasonable attorneys' fees) incident to any of the foregoing.

            (b) BY PURCHASER. Purchaser agrees to defend, indemnify and hold Seller (as well as its officers, directors, shareholders, employees and agents) harmless against and in respect of any and all Losses relating to Purchaser's breach of any covenants, representations, warranties or agreements set forth herein (except with respect to those contained in Section 17 hereof), or any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Purchaser pursuant to this Agreement.

            (c) LIMITATIONS. The Seller shall not be required to make any indemnification payments pursuant to Section 7(a) until such time as the total amount of all Losses exceeds $15,000 in the aggregate, in which case the indemnitees shall be entitled to be indemnified against and compensated and reimbursed for all Losses in excess of $15,000, PROVIDED, HOWEVER, that the maximum amount of indemnification for Losses that the indemnitees may recover shall not exceed $100,000; PROVIDED, FURTHER, HOWEVER, that the foregoing monetary limitations shall not apply to claims in respect of breaches of representations or warranties in Sections 5(a)(ii), (iv), (vii), (vii) and
(viii).

         8. CLOSING.

            (a) TIME AND PLACE. The closing of the transactions contemplated by this Agreement ("CLOSING") shall take place at 10:00 a.m., New York time, on the date hereof (the "CLOSING DATE"), at the offices of DLA Piper US LLP, 1251 Avenue of the Americas, New York, New York 10020, or at such other time and place as the parties shall mutually agree.

            (b) PURCHASER'S OBLIGATIONS. At Closing, Purchaser shall deliver the following documents:

                (i)    an executed License Agreement; and

                (ii)   an executed Commission Agreement.

            (c) SELLER'S OBLIGATIONS. At Closing, Seller shall deliver to Purchaser the Assets, along with the following documents:

                (i) a properly executed Bill of Sale Agreement (the "BILL OF SALE AGREEMENT") conveying to Purchaser valid title to the Assets, in the form attached hereto as EXHIBIT C;

                (ii)   an executed License Agreement;

                (iii)  an executed Commission Agreement;

                (iv)   all business records relating to the Assets; and

                (v) such other documents and records confirming the approval of the transaction and the transfer of title to the Assets as Purchaser may reasonably request including, without limitation, board and requisite stockholder consents and any and all consents necessary to convey the Assets to Purchaser and any filings required to perfect and record Purchaser's ownership of the Assets.

         9. CONDITIONS TO PURCHASER'S OBLIGATIONS. Purchaser's obligation to consummate the transactions contemplated by this Agreement shall be conditioned on:

            (i) the continued accuracy of all of the representations and warranties contained in Section 5(a) in all material respects;

            (ii) no action, suit or proceeding shall have been instituted or threatened or claim or demand made against Seller or Purchaser seeking to restrain or prohibit or to obtain damages with respect to the consummation of the transactions contemplated by this Agreement, or which might, in the reasonable opinion of Purchaser, have a material adverse effect on the Assets or Software of Seller and there shall not be in effect any order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; and

            (iii) prior to Closing, no event or circumstance shall have occurred that has had, or is reasonably likely to have, a material adverse effect on the Assets or Software of Seller.

        10. NON-COMPETITION.

            (a) Beginning on the Closing Date and ending on the second anniversary of the Closing Date (the "NON-COMPETITION PERIOD"), neither Seller nor Maloy shall directly or indirectly (other than on behalf of Purchaser), without the prior written consent of Purchaser, engage in a Competitive Business Activity (as defined below) anywhere in the Restricted Territory (as defined below). The term "COMPETITIVE BUSINESS ACTIVITY" shall mean: (i) engaging in, managing or directing persons engaged in any business in competition with Purchaser's business; (ii) acquiring or having an ownership interest in any entity which derives revenues from any business in competition with Purchaser (except for ownership of three percent (3%) or less of the issued and outstanding stock of a publicly-held company); or (iii) participating in the operation, management or control of any firm, partnership, corporation or business described in clause (ii) of this sentence. The term "RESTRICTED TERRITORY" shall mean each and every country, state, city or other political subdivision of the world in which Purchaser is currently engaged in business or otherwise distributes, licenses or sells products.

            (b) The covenants contained in Section 10(a) shall be construed as a series of separate covenants, one for each country, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 10(a). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this
Section 10 are
deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law. Seller acknowledges that the limitations of time, geography and scope of activity agreed to in Section 10(a) are reasonable.

            (c) The parties agree that in the event of a breach or threatened breach by Seller of any of the covenants set forth in Section 10(a), monetary damages alone would be inadequate to fully protect Purchaser from, and compensate Purchaser for, the harm caused by such breach or threatened breach. Accordingly, Seller agrees that if it breaches or threatens breach of any provision of Section 10(a), Purchaser shall be entitled to, in addition to any other right or remedy otherwise available, the right to seek injunctive relief restraining such breach or threatened breach and to specific performance of any such provision of Section 10(a), and Purchaser shall not be required to post a bond in connection with, or as a condition to, obtaining such relief before a court of competent jurisdiction.

        11. FURTHER ASSURANCES. The parties shall execute such further documents and instruments and shall perform such other acts as may be reasonably requested to transfer and convey the Assets as contemplated hereby and to otherwise consummate the transactions contemplated hereby.

        12. TAXES. Any sales, purchase or use tax which may be payable by reason of the sale of all or any portion of the property under this Agreement shall be borne by Seller.

        13. WAIVER. Failure of the parties to insist upon the strict performance of any covenant, term, condition, warranty, guarantee or indemnification of this Agreement or to exercise any right or remedy accruing therefrom, shall not constitute a waiver of any unremedied breach or the performance of any such covenant, term, condition, warranty, guarantee or indemnification. A waiver shall be effective only upon a written instrument executed by the parties. Any waiver of any breach shall not effect or alter this Agreement, but rather each and every covenant, term, condition, warranty, guarantee and indemnification shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

        14. SURVIVAL OF REPRESENTATIONS, ETC. All covenants, representations, warranties, agreements and indemnifications made by the parties in this Agreement, or pursuant hereto, shall survive the consummation of the transactions contemplated by this Agreement.

        15. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

            (i)   by mutual consent of Seller and Purchaser;

            (ii) by Purchaser if there has been a material misrepresentation or breach of warranty in the representations and warranties of Seller set forth herein or if there has been any material failure on the part of Seller to comply with its obligations hereunder;

            (iii) by Seller if there has been a material misrepresentation or breach of warranty in the representations and warranties of Purchaser set forth herein or if there has been any material failure on the part of Purchaser to comply with its obligations hereunder;

            (iv) by either Purchaser or Seller if the transactions contemplated by this Agreement have not been consummated by December 15, 2006, unless the parties otherwise agree or unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants and agreements hereof to be performed or observed by it at or before the Closing Date; and

            (v) by either Purchaser or Seller if the transactions contemplated hereby violate any order, decree or judgment of any court or governmental body or agency having competent jurisdiction.

            In the event of the termination of this Agreement pursuant to this
Section 15, this Agreement shall forthwith become null and void and of no further force or effect; provided, however, that the parties hereto shall remain liable for any breach of this Agreement prior to its termination.

        16. EXPENSES. Purchaser and Seller each agree to bear their own legal, accounting and other expenses in connection with the preparation and consummation of this Agreement.

        17. LICENSE TO USE.

            (a) Purchaser hereby grants to Seller, commencing upon the Closing Date, a non-exclusive, perpetual (subject to Seller's compliance with the terms of this Agreement), non-transferable, royalty-free, limited license for Seller's employees to use the Software solely at Seller's business locations for Seller's own internal business purposes. Seller may make a reasonable number of copies of the Software solely for its own internal back-up and archival purposes. Seller shall not sell, rent, lease, loan, sublicense, disseminate, assign, transfer or otherwise provide the Software to any third party, make the Software available for use by any third party or use the Software for the benefit of any third party including, without limitation, through any outsourcing, timesharing or service bureau arrangement.

            (b) Notwithstanding Sections 10 and 17(a), if, prior to the two (2) year anniversary of the date of this Agreement, Purchaser shall not have consummated any license sales which would have entitled Seller to have earned any payments pursuant to Section 3 of the Commission Agreement, then, commencing upon such two (2)-year anniversary, Purchaser shall have a non-exclusive, perpetual (subject to Seller's compliance with the terms of this Agreement), non-transferable, royalty-free, limited license to reproduce, market, distribute and sublicense the Software to third parties; PROVIDED, HOWEVER, that the foregoing shall in no way impair Purchaser's ownership rights in and to the Software or otherwise restrict Purchaser's rights in and to the Software.

            (c) IN CONNECTION WITH ANY SUCH LICENSE GRANT BY PURCHASER PURSUANT TO SECTION 17(a) OR (b) HEREOF: (i) PURCHASER MAKES NO WARRANTIES WHATSOEVER WITH RESPECT TO THE SOFTWARE AND PROVIDES THE SOFTWARE ON AN "AS IS" AND "AS AVAILABLE" BASIS; (ii) PURCHASER HEREBY DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE SOFTWARE, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUIET ENJOYMENT, QUALITY OF INFORMATION, DATA ACCURACY, SYSTEMS INTEGRATION OR TITLE/NON-INFRINGEMENT; (iii) SELLER EXPRESSLY ACKNOWLEDGES AND AGREES THAT ITS USE, MARKETING, DISTRIBUTION OR OTHER EXPLOITATION OF THE SOFTWARE IS AT SELLER'S SOLE RISK, AND (iv) PURCHASER SHALL HAVE NO OBLIGATION TO PROVIDE ANY SUPPORT FOR, AND HEREBY DISCLAIMS ANY AND ALL OTHER LIABILITY AND RESPONSIBILITY WITH RESPECT TO, THE SOFTWARE.

        18. NOTICES. All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand, when delivered to a recognized overnight delivery service or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or, in the case of notice by facsimile transmission, when properly transmitted, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:

         If to Purchaser:           Cover-All Technologies Inc.
                                    55 Lane Road
                                    Fairfield, New Jersey  07004
                                    Attention: President

         If to Seller:              Maloy Risk Services, Inc.
                                    100 Village Blvd., Suite 200
                                    Princeton, NJ 08540
                                    Attention: Richard A. Maloy, Jr.

        19. ASSIGNABILITY AND BENEFIT. This Agreement and the benefits or obligations hereof, may not be assigned in whole or in part, by either party without the written consent of the other party, except that Purchaser shall have the right to assign this Agreement to any entity controlled by, or controlling, it. All of the terms of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective legal representatives, the successors and permitted assigns of Seller and Purchaser.

        20. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without regard to principals of conflicts of laws. Any legal action that may be brought to enforce the parties' rights under this Agreement will be brought in New Jersey.

        21. ENTIRE AGREEMENT. This Agreement contains all of the agreements and understandings between the parties hereto and supersedes all prior correspondence and agreements among the parties hereto, and no oral agreements or written correspondence shall be held to affect the provisions hereof. All subsequent changes and modifications to be valid shall be by written instrument executed by the parties to be bound.

        22. SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the remaining portions of this Agreement.

        23. HEADINGS. The Section headings of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

        24. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have caused this Asset Purchase Agreement to be signed as of the date first above written.

                                            SELLER:

                                            MALOY RISK SERVICES, INC.


                                            By: /s/ Richard Maloy
                                                --------------------------
                                                Name:
                                                Title:


                                            PURCHASER:

                                            COVER-ALL TECHNOLOGIES INC.


                                            By: /s/ John Roblin
                                                --------------------------
                                                Name:
                                                Title:



                                            /s/ Richard Maloy
                                            ---------------------------------
                                            RICHARD A. MALOY, JR.
                                            (as to Section 10 herein)

                               SCHEDULE 1 - ASSETS
                               -------------------


         1. All program code (both source and object code) pertaining to or making up the Software including, without limitation, all rules and metadata related thereto or associated therewith, all documentation, design documents, specifications, flowcharts, notes, outlines, know how and the like created in connection therewith, and all prior, intermediate and partial versions thereof.

         2. All patents, copyrights, trademarks, trade secrets and other intellectual property and proprietary rights within or derived from the Software, whether registered or unregistered, known or unknown, choate or inchoate.

         3. Any other rights and privileges Seller may have with respect to or derived from the Software, including, without limitation, all rights arising out of any past, present or future infringement or misappropriation of such Software or rights related to or derived from such Software and the right to sue and recover the same in Seller's own name and to obtain equitable or injunctive relief for the protection of the Software and rights related to or derived from the Software.



                        SCHEDULE 2 - ASSUMED LIABILITIES
                        --------------------------------

                                      NONE.